Exhibit 1.01

Dover Corporation
Conflict Minerals Report
For the Year Ended December 31, 2016
The Company has made statements in this Conflict Minerals Report that may constitute forward-looking statements about its plans to take additional actions or to implement additional policies or procedures with respect to its “reasonable country of origin inquiry” and due diligence to determine the origin of Conflict Minerals included in the Company products. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The Company’s reporting obligations under the Dodd-Frank Act may change in the future, and its ability to implement certain processes may differ materially from those anticipated or implied in this report. Additionally, the Company relies on its direct material suppliers, which may be many steps removed from smelters or refiners of Conflict Minerals in supply chains, for information required to meet its reporting obligations. There can be no assurance that the information received from its direct suppliers will be complete and accurate or that when the Company receives such information, it will be able to make a determination as to whether the products manufactured contain Conflict Minerals originating in certain countries in support of armed groups operating in those countries.
This report for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold.
Based on information received to date, Dover Corporation (“Dover” or the “Company”) is unable to conclude whether the Conflict Minerals used in its products may have originated from the Democratic Republic of the Congo (the “DRC”) or adjoining countries (collectively, the DRC and adjoining countries are the “Covered Countries”) in circumstances that support armed groups in the region.
The information contained in this report is not audited.
The Company conducted a Reasonable Country of Origin Inquiry (“RCOI”) concerning Conflict Minerals included in its products.

1. Products. The Company’s products include a variety of industrial equipment as outlined below. These products, along with their manufacturing locations, are more fully described on its website, www.DoverCorporation.com.
Energy. Drilling and production equipment manufactured by the Company’s Energy segment includes tantalum, tin and gold associated with electronic components. Drilling and production products may include tantalum and tungsten where required for hardness.
Engineered Systems. Products in the Company’s Engineered Systems segment include electronic components that incorporate tantalum, tin and gold. Other product lines incorporate tungsten and tantalum where required for durability or strength.
Fluids. Products in the Company’s Fluids segment include electronic components that incorporate tantalum, tin and gold. Product lines incorporate tungsten and tantalum, as in the pump product lines, where required for durability.
Refrigeration and Food Equipment. Products manufactured in the Company’s Refrigeration and Food Equipment segment include electronic components that incorporate tantalum, tin and gold. Lighting in the refrigeration and food equipment may include tungsten. Other industrial product lines may include tantalum and tungsten where required for durability.

2. Policy. The Company has adopted a “conflict free” supply chain policy. The policy has been communicated to suppliers through the Company’s Supplier Code of Conduct, the Conflict Minerals survey process and through its efforts to implement related terms and conditions in supplier contracts. The Company audits, as part of its regular internal audit processes, whether its operating companies have incorporated the Company’s Supplier Code of Conduct and approved terms and conditions into their standard documents.
The Company’s Conflict Minerals Policy is available on the Company’s website at: http://www.dovercorporation.com/globalnavigation/about-dover/governance/conflict-minerals
3. Design of the Due Diligence Process.
The Company has undertaken to identify and assess the conflict mineral risk in its supply chain in accordance with The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, including the Supplement on Tin, Tantalum and Tungsten, and the Supplement on Gold (the “OECD Guidance”) and in accordance with the requirements of the Dodd-Frank Act. The Company’s activities are described in the five steps outlined in that OECD Guidance:

Step 1. Establish Strong Company Management Systems.
In 2013, the Company appointed a steering committee within Dover to oversee the implementation of the OECD Guidance. That committee, comprised of senior executives, continues to oversee Conflict Minerals reporting compliance. To manage the day-to-day administration of the RCOI process, the Company appointed a separate Conflict Minerals team. In 2013, the Company retained a major accounting firm to assist it in the preliminary planning and initial execution of its RCOI in accordance with the standards set forth in the OECD Guidance, and selected, developed and implemented a survey tool and database functionality that allows it to receive, review and report on the results of its survey process. The Company has implemented a process to retain the information obtained through the survey tool for a period of not less than five years. In 2015, in anticipation of any requirement to obtain an audit of its Conflict Minerals disclosure, the Company retained a separate accounting firm to review its Conflict Minerals survey processes, however the Company has not yet undertaken an audit, as permitted by guidance issued by the U.S. Securities and Exchange Commission. The company continues to utilize the management systems put in place in 2013, with some modifications to improve reporting.

Step 2. Identify and Assess Risks in the Supply Chain
The Conflict Minerals team engaged with operating company supply chain, operations and engineering personnel to determine the applicable categories of purchasing activity and to identify parts, materials and components which its operating companies reasonably expected may contain Conflict Minerals or where mineral content is unknown.
Based on data collected in 2012 through 2015, the Company was able to refine its process of identifying a list of suppliers to survey by not including on that list suppliers whose products were not incorporated into the Company’s products. By doing so, the Company was able to concentrate its 2016 survey efforts on relevant suppliers, including those with the highest risk and broadest impact on the Company’s operating companies, based on the largest spend within the Company’s supply chain.
The Company has issued surveys to 629 suppliers of parts, materials and components that potentially include Conflict Minerals based on classifications in the Company’s spend management system and information available through supply chain and engineering personnel. The Company followed up on survey responses that had discrepancies or did not address the survey questions or where information provided by suppliers indicated potential sources within the Covered Countries.
In many cases, suppliers were unable to identify the smelters or countries of origin in their supply chain. Many suppliers responded to the survey at the company level, by providing information related to all of the items the supplier produces, without identifying smelters specific to the items purchased by the Company.
In 167 of the 2016 survey responses, suppliers identified smelters located in the Covered Countries, and in all cases, the identified smelters are included in the list of smelters that are participants in or compliant with the “Conflict Free Smelter Program” of the Electronic Industry Citizenship Coalition (“EICC”) except that in one case, a smelter included on last year’s EICC list is no longer included in the list of smelters.  The Company is aware that some of the smelters identified with EICC smelter identification numbers have not yet completed the EICC audit process. Smelters identified with an EICC smelter identification on that group’s active list have committed to participate in a certification program with respect to the sources of their raw materials.  Smelters on the active list are at various stages of the audit cycle, which may include post-audit corrective actions. EICC has indicated that the time it takes a smelter to complete an audit cycle varies.
The Company has identified 313 smelters with EICC smelter identification numbers (the “EICC List”) from the information provided by its suppliers for the current year. It has also received over 2,400 names of entities identified by suppliers as “smelters” that do not appear on the EICC List. The information provided for these entities is not adequate for the Company to verify that the identified entities are, in fact, smelters.
A number of suppliers have indicated that the Conflict Minerals included in their products come from recycled sources, but generally could not certify that all of the Conflict Minerals used come from recycled sources.
The Company relies on its suppliers to conduct the intermediate due diligence of second, third or lower level suppliers, and based on the responses from suppliers in its inquiry, suppliers have not received sufficient information to be able to complete those inquiries to date.

Step 3. Design and Implement a Strategy to Respond to Identified Risks.

The Company’s management is briefed on the status of due diligence efforts on a regular basis. The Company’s Conflict Minerals Policy has been distributed to the operating companies in each of the Company’s four segments and is being incorporated into contracts and purchase orders. The Company has developed a risk management plan that outlines the Company’s response to any identified risks related to sourcing of materials from the Covered Countries, although the Company is currently not aware of any circumstance where it has been necessary to consider implementing those risk mitigation efforts, and has not suspended trade or disengaged from a supplier. Where suppliers have not been able to provide information on smelters, the Company may have a risk that the smelters used by such suppliers are not compliant with its policy.

Step 4. Carry Out an Independent Third-Party Audit of Smelter’s or Refiner’s Due Diligence Practices.

The Company currently does not engage in independent auditing of smelters or refiners identified in its supply chain. The Company is a member of the Conflict Free Smelter Initiative (“CFSI”) and supports the efforts of that organization through its financial support.
Step 5. Report Annually on Supply Chain Due Diligence.

This Conflict Mineral Report constitutes our annual report on the Conflict Minerals due diligence of the Company. A copy of this Conflict Minerals Report is available on the Dover Corporation website at http://www.dovercorporation.com/File%20Library/pdf/Conflict-Mineral-Report-Dec-31-2016.pdf.
4. Results of the Company’s Due Diligence to Date1. Dover’s survey tool was first developed, piloted and deployed during the 2013 calendar year. Surveys of operating company suppliers have been conducted beginning in 2013 and have continued through 2016. In conducting a “Reasonable Country of Origin Inquiry” for the period from January 1, 2016 through March 31, 2017, the Company reviewed and determined applicability of the RCOI process for suppliers that account for about 40.2% of its annualized materials related spend for 2016. The Company received survey responses back from about 61.5% of the suppliers determined to be in scope for the RCOI process. Of those suppliers responding, (i) about 94.5% have indicated that their products contain Conflict Minerals but cannot yet determine whether those Conflict Minerals originate in the Covered Countries; (ii) about 3.8% are uncertain about whether Conflict Minerals are included in their products they provide; (iii) about 1.0% have advised that the Conflict Minerals included in their products do not originate in the Covered Countries; and (iv) less than 1% have advised that the products purchased from them do not contain Conflict Minerals.

1 Supplier responses include surveys issued and answers received by the Company in 2016 and through March 31, 2017. In determining spend, the Company has considered internal information through March 2017, for spend incurred in calendar year 2016, not including entities discontinued in 2016 and 2017 or those entities acquired during 2016, which are not integrated into the Company’s spend database.

Many suppliers responded to the surveys by providing information for Conflict Mineral content and smelters for all products they sell, without distinguishing those contents or smelters applicable to the products purchased by the Company from them. Accordingly, Dover is unable to determine specific smelters or sources that may be included in the products purchased from those suppliers. The Company continues to issue surveys to suppliers and follow-up on the information received in response to surveys.

The Company’s suppliers have provided information on smelters as part of surveys. Because the Company is a number of steps removed from the smelter sources and its suppliers are unable to link any specific smelter to the products and materials provided by those suppliers to the Company, the Company is unable to confirm that any of the smelter names provided are, in fact, sources of Conflict Minerals in the Company’s products. Based on these survey responses through March 31, 2017, the Company has identified 313 smelters from the EICC List. Such smelters are included in the list attached as Annex A to this Report. Suppliers have also provided over 2,400 names that the suppliers describe as “smelters” but could not be linked to smelters on the EICC list and may not, in fact, be smelters.
Dover is unable to determine where the Conflict Minerals included in its supply chain originate. As a result, Dover is unable to make a determination as to whether the Conflict Minerals included in its supply chain financed or benefited armed groups in the Covered Countries, or came from recycled or scrap sources, or to discern which of the identified facilities (smelters or refiners) process such Conflict Minerals.
Because the Company is several steps removed from smelters and mines, the Company must rely on its supply chain to complete their own due diligence on country of origin.
5. Additional Steps of the Company to Mitigate Risks and Improve Due Diligence.
The Company, through members of its Conflict Minerals team, participates in industry-wide programs to facilitate sharing of information about smelter programs and conflict-free sourcing, including the CFSI.
The Company has considered processes for corrective actions including remediation or termination that may be taken where suppliers identify problematic sources of Conflict Minerals during the survey process. For specific suppliers, corrective actions may depend on factors such as vendor size, risk level, vendor capabilities and the Company’s ability to meet quality control requirements associated with customer specifications. To date, the Company has not undertaken remediation with any supplier. Because the Company is a number of steps removed from smelters within its supply chain, lack of information from suppliers on smelters continues to be a risk that the Company seeks to address.
The Company continues to implement Conflict Minerals contract clauses where appropriate for its suppliers. Those clauses are implemented on a going-forward basis. The Company’s Supplier Code of Conduct includes Conflict Minerals reporting requirements, and the Company’s operating companies are communicating those requirements to the supply chain.

ANNEX A

All Smelter Identification Numbers refer to CFS assigned numbers.

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification
Gold	Advanced Chemical Company	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asaka Riken Co., Ltd.	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Aurubis AG	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux S.A.	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Chimet S.p.A.	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	DSC (Do Sung Corporation)	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	CID000359
Gold	DODUCO GmbH	DODUCO GmbH	GERMANY	CID000362
Gold	Dowa	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	OJSC Novosibirsk Refinery	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	Jiangxi Copper Co., Ltd.	CHINA	CID000855

Gold	Asahi Refining USA Inc.	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asahi Refining Canada Ltd.	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazakhmys Smelting LLC	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Kojima Chemicals Co., Ltd.	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L'azurde Company For Jewelry	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Materion	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies S.A.	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Elemetal Refining, LLC	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd.	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	PAMP S.A.	PAMP S.A.	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox S.A.	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA	CID001534

Gold	Sabin Metal Corp.	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Samduck Precious Metals	Samduck Precious Metals	KOREA (REPUBLIC OF)	CID001555
Gold	Samwon Metals Corp.	Samwon Metals Corp.	KOREA (REPUBLIC OF)	CID001562
Gold	Schone Edelmetaal B.V.	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería S.A.	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	So Accurate Group, Inc.	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Torecom	Torecom	KOREA (REPUBLIC OF)	CID001955
Gold	Umicore Brasil Ltda.	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore S.A. Business Unit Precious Metals Refining	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	Yamamoto Precious Metal Co., Ltd.	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Gold	Morris and Watson	Morris and Watson	NEW ZEALAND	CID002282
Gold	SAFINA A.S.	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Guangdong Jinding Gold Limited	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Umicore Precious Metals Thailand	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Geib Refining Corporation	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509

Gold	Republic Metals Corporation	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	CID002511
Gold	Fidelity Printers and Refiners Ltd.	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Singway Technology Co., Ltd.	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Al Etihad Gold Refinery DMCC	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Emirates Gold DMCC	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Kaloti Precious Metals	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Sudan Gold Refinery	Sudan Gold Refinery	SUDAN	CID002567
Gold	T.C.A S.p.A	T.C.A S.p.A	ITALY	CID002580
Gold	Remondis Argentia B.V.	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Tony Goetz NV	Tony Goetz NV	BELGIUM	CID002587
Gold	Korea Zinc Co., Ltd.	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	CID002605
Gold	TOO Tau-Ken-Altyn	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Abington Reldan Metals, LLC	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	SAAMP	SAAMP	FRANCE	CID002761
Gold	SAXONIA Edelmetalle GmbH	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	WIELAND Edelmetalle GmbH	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	AU Traders and Refiners	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	AURA-II	AURA-II	UNITED STATES OF AMERICA	CID002851
Gold	Gujarat Gold Centre	Gujarat Gold Centre	INDIA	CID002852
Gold	Sai Refinery	Sai Refinery	INDIA	CID002853
Gold	Universal Precious Metals Refining Zambia	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Modeltech Sdn Bhd	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Bangalore Refinery	Bangalore Refinery	INDIA	CID002863
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Duoluoshan	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Hi-Temp Specialty Metals, Inc.	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	King-Tan Tantalum Industry Ltd.	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001175

Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S.	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	QuantumClean	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd.	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	D Block Metals, LLC	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	FIR Metals & Resource Ltd.	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	KEMET Blue Metals	KEMET Blue Metals	MEXICO	CID002539
Tantalum	Plansee SE Liezen	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	H.C. Starck Co., Ltd.	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Plansee SE Reutte	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Global Advanced Metals Aizu	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	KEMET Blue Powder	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	Tranzact, Inc.	Tranzact, Inc.	UNITED STATES OF AMERICA	CID002571
Tantalum	E.S.R. Electronics	E.S.R. Electronics	UNITED STATES OF AMERICA	CID002590
Tantalum	Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	Jiangxi Tuohong New Raw Material	CHINA	CID002842

Tantalum	Power Resources Ltd.	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)	CID002847
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Alpha	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	CV Gita Pesona	CV Gita Pesona	INDONESIA	CID000306
Tin	PT Justindo	PT Justindo	INDONESIA	CID000307
Tin	PT Aries Kencana Sejahtera	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting	CV United Smelting	INDONESIA	CID000315
Tin	Dowa	Dowa	JAPAN	CID000402
Tin	EM Vinto	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondônia S.A.	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Huichang Jinshunda Tin Co., Ltd.	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Gejiu Kai Meng Industry and Trade LLC	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	China Tin Group Co., Ltd.	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Metallic Resources, Inc.	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	Operaciones Metalurgical S.A.	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Karimun Mining	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA	CID001463

Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	PT Tommy Utama	INDONESIA	CID001493
Tin	Rui Da Hung	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	Thaisarco	THAILAND	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	VQB Mineral and Trading Group JSC	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	Yunnan Tin Company Limited	CHINA	CID002180
Tin	CV Venus Inti Perkasa	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Magnu's Minerais Metais e Ligas Ltda.	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	PT Tirus Putra Mandiri	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Wahana Perkit Jaya	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Melt Metais e Ligas S.A.	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	PT ATD Makmur Mandiri Jaya	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	Phoenix Metal Ltd.	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	O.M. Manufacturing Philippines, Inc.	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	PT Inti Stania Prima	PT Inti Stania Prima	INDONESIA	CID002530
Tin	CV Ayi Jaya	CV Ayi Jaya	INDONESIA	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	CV Dua Sekawan	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Tiga Sekawan	CV Tiga Sekawan	INDONESIA	CID002593
Tin	PT Cipta Persada Mulia	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	PT O.M. Indonesia	PT O.M. Indonesia	INDONESIA	CID002757
Tin	Metallo-Chimique N.V.	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Elmet S.L.U.	Elmet S.L.U.	SPAIN	CID002774
Tin	PT Bangka Prima Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Sukses Inti Makmur	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	An Thai Minerals Co., Ltd.	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tin	PT Kijang Jaya Mandiri	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	HuiChang Hill Tin Industry Co., Ltd.	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Gejiu Fengming Metallurgy Chemical Plant	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	Modeltech Sdn Bhd	Modeltech Sdn Bhd	MALAYSIA	CID002858

Tin	Gejiu Jinye Mineral Company	Gejiu Jinye Mineral Company	CHINA	CID002859
Tungsten	A.L.M.T. TUNGSTEN Corp.	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	Kennametal Huntsville	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Global Tungsten & Powders Corp.	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Japan New Metals Co., Ltd.	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Kennametal Fallon	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Niagara Refining LLC	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Hydrometallurg, JSC	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Unecha Refractory metals plant	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	ACL Metais Eireli	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Woltech Korea Co., Ltd.	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	CID002843
Tungsten	Moliren Ltd	Moliren Ltd	RUSSIAN FEDERATION	CID002845